Exhibit 99.1

News Release

2700 Lone Oak Parkway 612.726-2331
Eagan, MN 55121-1534
nwa.com

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS THIRD QUARTER 2003 RESULTS

ST. PAUL, MINN. – (October 16, 2003) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today reported a third quarter net profit of $42 million or $0.49 per common share.  This compares to a third quarter 2002 net loss of $46 million or $0.55 per common share.

Richard Anderson, chief executive officer, said, “While it is encouraging to report a profit, the third quarter is traditionally strong for the industry due to greater demand in the summer months and in particular for Northwest because of its significant Pacific operation, which has an even greater summer demand peak.”

Anderson continued, “These results do not signal an end to our challenges or diminish the need to address our cost structure in light of the changes in the revenue environment.”

“As we continue to pursue labor cost restructuring, we are also implementing other business initiatives, including closing the Michigan reservations center, rescheduling our Memphis hub, and exiting the domestic mail business, in order to further reduce our operating expenses and maximize system revenues. At the same time, we remain focused on ensuring that Northwest remains a viable, long-term competitor by prudently investing in new aircraft, facilities and technology, as well as addressing our customers’ travel needs by growing our network and utilizing alliances including the Continental and Delta marketing agreement,” Anderson added.

“Another core strength of Northwest is its people, who again showed their dedication and commitment to our customers, especially during the August electrical blackout that impacted a large portion of the eastern U.S. and during Hurricane Isabel. They also helped us achieve the number one ranking among major network carriers in domestic on-time arrivals and luggage performance between June and August, based on information supplied to the Department of Transportation,” Anderson concluded.

Financial Results

Operating revenues in the third quarter decreased 0.3% versus the third quarter of 2002 to $2.56 billion, driven by a decrease in passenger revenue of 1.1%, partially offset by an 8.9% improvement in cargo revenue.  Passenger revenue per available seat mile improved 5.3% on 7.1% fewer available seat miles (ASMs).

Operating expenses decreased 5.7% versus a year ago to $2.41 billion.  Unit costs excluding fuel increased by 1.0% on 7.1% fewer ASMs.  During the quarter, fuel price averaged 76 cents per gallon, up 6.0% versus the third quarter of last year.  This quarter’s fuel expense included approximately $30 million, or six cents per gallon, of gains realized from hedging.

“While we are pleased to have contained unit cost growth in a period of significant capacity reduction, Northwest must still restructure its labor costs to compete more effectively in the current and future revenue environment,” said Bernie Han, executive vice president and chief financial officer.

Northwest’s quarter-end cash balance was $2.95 billion, of which $2.80 billion was unrestricted.

Other

In August, Northwest commenced collective bargaining negotiations on a new agreement with its pilots represented by the Air Line Pilots Association (ALPA).  In late 2002, the company began contract negotiations with its ground and customer service employees represented by the International Association of Machinists and Aerospace Workers (IAM).

Northwest met all contribution obligations due for pension plan year 2002 and for calendar year 2003 when it made total contributions equivalent to $369 million to its contract employee, pilot and management pension plans during September. The contributions were funded with 11.4 million shares of common stock of its indirect subsidiary, Pinnacle Airlines Corp., as well as $60 million in cash.  In January, the company contributed the equivalent of $44 million, or 1.9 million shares of Pinnacle stock to its employee pension plans, bringing the total 2002 plan year contributions made in calendar year 2003 to $413 million.

In late August, Northwest began scheduled trans-Atlantic service with the first of 14 new-generation Airbus A330-300 aircraft. Doug Steenland, president, said, “The A330 features new World Business Class seats, an “on-demand” in-flight entertainment system throughout the aircraft, and updated World Business Class meal service.  World Business Class enhancements are also being made to the airline’s 747-400 trans-Pacific fleet.”

During the quarter, Northwest introduced a redesigned version of its nwa.com Web site, offering travelers new online services and making existing site capabilities easier to use.  Also, Northwest customers continued to take advantage of the airline’s innovative self-service check-in program.  “Since its inception, more than 38 million customers have checked-in using a Northwest check-in kiosk or via the Internet at nwa.com Check-In,” Steenland added.

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,500 daily departures. With its travel partners, Northwest serves nearly 750 cities in almost 120 countries on six continents.  Northwest Airlines will Web cast its third quarter earnings conference call at 11:30 a.m. Eastern Daylight Time (10:30 a.m. Central) today.  Investors and the media are invited to listen to the call through the company’s investor relations Web site at http://www.ir.nwa.com.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS), labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

# # #

NOTE TO EDITORS:  A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended September 30		Percent Change		Nine Months Ended September 30		Percent Change
	2003	2002			2003	2002
OPERATING REVENUES
Passenger	$2,202	$2,227	(1.1)		$5,956	$6,097	(2.3)
Cargo	196	180	8.9		544	504	7.9
Other	158	157	0.6		603	549	9.8
Total operating revenues	2,556	2,564	(0.3)		7,103	7,150	(0.7)

OPERATING EXPENSES
Salaries, wages and benefits (a)	955	977	(2.3)		2,944	2,837	3.8
Aircraft fuel and taxes	386	395	(2.3)		1,172	1,046	12.0
Selling and marketing	187	211	(11.4)		533	629	(15.3)
Depreciation and amortization (b)	144	133	8.3		448	399	12.3
Aircraft rentals	117	116	0.9		355	345	2.9
Aircraft maintenance materials and repairs	114	139	(18.0)		342	435	(21.4)
Landing fees	73	91	(19.8)		214	219	(2.3)
Other rentals	68	71	(4.2)		208	207	0.5
Other	366	423	(13.5)		1,140	1,267	(10.0)
Total operating expenses	2,410	2,556	(5.7)		7,356	7,384	(0.4)

OPERATING INCOME (LOSS)	146	8	n/m		(253)	(234)	(8.1)
Operating margin	5.7%	0.3%	5.4	pts.	(3.6)%	(3.3)%	(0.3	) pts.

OTHER INCOME (EXPENSE)
Emergency Wartime Appropriations (c)	—	—	n/m		209	—	n/m
Interest expense, net	(117)	(99)	(18.2)		(341)	(293)	(16.4)
Interest of preferred security holder	(7)	(7)	0.0		(19)	(19)	0.0
Investment income	9	12	(25.0)		29	35	(17.1)
Foreign currency gain (loss)	7	1	n/m		4	(10)	n/m
Other (d)	9	12	(25.0)		219	46	n/m
Total other income (expense)	(99)	(81)	(22.2)		101	(241)	n/m

INCOME (LOSS) BEFORE INCOME TAXES	47	(73)	n/m		(152)	(475)	68.0

Income tax benefit (e)	—	(27)			(30)	(165)

NET INCOME (LOSS)	47	(46)			(122)	(310)

Preferred stock requirements	(5)	—			(5)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$42	$(46)			$(127)	$(310)

Earnings (Loss) per common share:
Basic	$0.49	$(0.55)			$(1.48)	$(3.63)
Diluted	$0.49	$(0.55)			$(1.48)	$(3.63)

Average shares used in computation:
Basic	86	86			86	86
Diluted	87	86			86	86

NOTES:

(a)                                  During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively.

(b)                                  During the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

(c)                                  During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

(d)                                  During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

(e)                                  During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability.  Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset.  Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.  During the quarter ended September 30, 2003, the tax provision that would otherwise be reflected is utilized to reduce the valuation allowance recorded in prior periods.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended September 30				Percent Change		Nine Months Ended September 30				Percent Change
	2003		2002				2003		2002

Scheduled Service:
Available seat miles (ASM) (millions)	23,287		25,055		(7.1)		67,210		70,354		(4.5)
Revenue passenger miles (RPM) (millions)	18,947		19,752		(4.1)		51,865		54,870		(5.5)
Passenger load factor	81.4%		78.8%		2.6	pts.	77.2%		78.0%		(0.8	)pts.
Revenue passengers (thousands)	13,971		14,365		(2.7)		39,044		39,891		(2.1)
Passenger revenue per (RPM) (yield)	11.14	¢	10.93	¢	1.9		11.00	¢	10.75	¢	2.3
Passenger revenue per ASM (RASM)	9.07	¢	8.61	¢	5.3		8.49	¢	8.39	¢	1.2

Total operating ASM (millions)	23,315		25,082		(7.0)		67,733		70,480		(3.9)
Operating expense per total ASM (2)	9.34	¢	9.24	¢	1.1		9.78	¢	9.40	¢	4.0
Operating expense per total ASM excluding unusual items (2)	9.34	¢	9.24	¢	1.1		9.63	¢	9.40	¢	2.4
Operating expense per total ASM excluding fuel and unusual items (2)	7.89	¢	7.81	¢	1.0		8.10	¢	8.06	¢	0.5

Cargo ton miles (CTM) (millions)	577		555		4.0		1,596		1,606		(0.6)
Cargo revenue per ton mile	34.04	¢	32.43	¢	5.0		34.07	¢	31.39	¢	8.5

Fuel gallons consumed (millions)	463		508		(8.9)		1,331		1,432		(7.1)
Average fuel cost per gallon, excluding fuel taxes	75.60	¢	71.35	¢	6.0		80.17	¢	66.59	¢	20.4
Number of operating aircraft at end of period							427		435		(1.8)
Full-time equivalent employees at end of period							38,722		45,466		(14.8)

(1)                                  All statistics exclude Pinnacle Airlines, a Northwest Airlink regional carrier, which is consistent with how the Company reports statistics to the DOT and is comparable to statistics reported by other major network airlines.

(2)                                  Excludes the revenues and expenses associated with the operation of Northwest’s fleet of Boeing 747 freighter aircraft, MLT Inc., NBA transportation program and gain/loss on disposal of assets.  Please refer to the Reconciliation of GAAP Financial Information to Non-GAAP Financial Information page.

SELECTED BALANCE SHEET DATA

(in millions)	September 30, 2003	December 31, 2002

Cash, cash equivalents and unrestricted short-term investments	$2,804	$2,097
Restricted short-term investments	147	100
Total cash	2,951	2,197

Total assets	14,344	13,289

Long-term debt, including current maturities	7,419	6,531
Long-term obligations under capital leases, including current obligations	429	451

Common stockholders’ deficit	(2,561)	(2,262)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Nine Months Ended September 30, 2003

Pursuant to the SEC Regulation G, the Company is providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis.  It is the Company’s view that the reported non-GAAP financial measures results are more consistent with the Company’s true operating performance as they exclude unusual items and, consistent with reported operating statistics, exclude subsidiaries.  These measurements are more comparable to financial measures reported by other major network airlines that are submitted to the Department of Transportation.

	Operating Revenues	Operating Expenses	Operating Loss	Income (Loss) before Income Taxes	Net Income (Loss) (1)	Earnings (Loss) per Share
						Basic	Diluted
				(in millions, except per share data)
Nine Months Ended September 30, 2003
GAAP Financial Information	$7,103	$7,356	$(253)	$(152)	$(127)	$(1.48)	$(1.48)

Items Excluded (2):
Emergency wartime appropriations	—	—	—	(209)	(209)	(2.43)	(2.43)
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(2.31)	(2.31)
Aircraft impairment	—	(21)	21	21	21	0.24	0.24
Curtailment charge	—	(58)	58	58	58	0.67	0.67
Severance expenses	—	(20)	20	20	20	0.24	0.24

Non-GAAP Financial Information	$7,103	$7,257	$(154)	$(461)	$(436)	$(5.07)	$(5.07)

Non-GAAP Margin			(2.2)%	(6.5)%

(1)          Net Income (Loss) Applicable to Common Shareholders

(2)          Excluded items are not tax effected due to the Company’s current tax status.  See note (d) to the Condensed Consolidated Statements of Operations.

(in millions)	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002

Passenger Revenue per Scheduled ASM (reconciliation):
System passenger revenues per GAAP	$2,202	$2,227	$5,956	$6,097
Pinnacle Airlines revenues	(92)	(71)	(254)	(202)
Passenger revenues, excluding Pinnacle Airlines	$2,110	$2,156	$5,702	$5,895
Scheduled ASMs (millions)	23,287	25,055	67,210	70,354
Passenger revenue per scheduled ASM	9.07 ¢	8.61 ¢	8.49 ¢	8.39 ¢

Operating Expense per Total ASM (reconciliation):
Operating expenses per GAAP	$2,410	$2,556	$7,356	$7,384
Freighter operations	(118)	(131)	(355)	(355)
MLT Inc. - net of intercompany eliminations	(39)	(42)	(158)	(212)
Pinnacle Airlines - net of intercompany eliminations	(75)	(60)	(208)	(170)
Other	(1)	(6)	(14)	(21)
Operating expenses-passenger service	$2,177	$2,317	$6,621	$6,626
Total operating ASM (millions)	23,315	25,082	67,733	70,480
Operating expense per total ASM	9.34 ¢	9.24 ¢	9.78 ¢	9.40 ¢

Unusual items:
Aircraft impairment	—	—	(21)	—
Curtailment charge	—	—	(58)	—
Severance expenses	—	—	(20)	—
Operating expenses-passenger service excluding unusual items	$2,177	$2,317	$6,522	$6,626
Operating expense per total ASM excluding unusual items	9.34 ¢	9.24 ¢	9.63 ¢	9.40 ¢

Less: Mainline fuel expense	337	357	1,036	943
Operating expenses-passenger service excluding unusual items and fuel	$1,840	$1,960	$5,486	$5,683
Operating expense per total ASM excluding fuel and unusual items	7.89 ¢	7.81 ¢	8.10 ¢	8.06 ¢